UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported):     September 30, 2003



                              AUDIOVOX CORPORATION
             (Exact name of registrant as specified in its charter)



DELAWARE                            1-9532                   13-1964841
(State or other jurisdiction     (Commission        (IRS Employer Identification
 of Incorporation)               File Number)                  Number)




150 Marcus Boulevard, Hauppauge, New York                         11788
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:           (631) 231-7750



                                      NONE
          (Former name or former address, if changed since last report)






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Item5.            Other Events

(a) November 30, 2002 Form 10-K: The Company's Form 10-K for the fiscal year ended November 30, 2002 contained the following four errors in Management's Discussion and Analysis of Financial Condition and Results of Operation:

     (i) Page 39: We reported the following: "In fiscal 2000, 2001 and 2002, Electronics recorded $0, $132 and $588, respectively, into income upon the expiration of unclaimed sales incentive accruals." The amounts presented should have been $113, $298 and $716 in 2000, 2001 and 2002.

     (ii) Page 43 and 49: We reported the following: "At November 30, 2002, Wireless had on hand 640,084 units of previously written-down inventory, which approximated $94,264." The amounts presented should have been 630,563 units and $84,638. This information was also incorrectly reported on Page 80 in Footnote 1(f).

     (iii) Page 47: We reported the following: "However, this increase in profit margin resulted primarily from lower inventory write-downs to market of $7,612 in 2002 compared to 2001." The amount presented should have been $6,827, the decrease in inventory write-downs from 2001 to 2002 ($13,823 -$20,650).

     (iv) Page 55: We reported that at November 30, 2001 we had on hand 871,000 units of inventory previously written-down with an extended value, after write-down, of $118,500. The amount presented should have been approximately $110,900.

(b) February 28, 2002 Form 10-Q: The Company's Form 10-Q for the quarter ended February 28, 2002 contained the following error in the footnote disclosure. In Footnote (3), we included an inventory value for a certain phone model of $70,090. The value of this inventory should have been disclosed as $58,414, rather than $70,090.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AUDIOVOX CORPORATION




Dated:  September 30, 2003               By:/s/ Charles M.  Stoehr
                                            ----------------------------------
                                              Charles M. Stoehr
                                              Senior Vice President
                                                  and Chief Financial Officer












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